College Retirement Equities Fund ("CREF")
Form N-SAR for the semiannual period ended 6-30-15


Exhibit for Response to Question 77I - Terms of new or amended securities

On April 24, 2015, each CREF account was expanded from a single class structure into three classes, Class R1, Class R2 and Class R3. The terms of each class are described in CREF's Registration Statement filed under Conformed Submission 485BPOS, accession number,
0000930413-15-001958 and in CREF's Multiple Class Plan, dated April 24, 2015, which is being filed as an exhibit to Sub-Item 77Q1. of Form N-SAR.